Exhibit 99.1

Riot Announces the Acquisition of Block Mining – Expands Riot’s Total Potential Power Capacity To 2 Gigawatts

•

Acquisition adds 60 Megawatts (“MW”) of current operational capacity with the potential to quickly expand to 110 MW this year under existing agreements, and a pipeline to build to over 300 MW in Kentucky

•	Transaction immediately adds 1 EH/s to Riot’s existing self-mining hash rate with a potential to add up to a total of 16 EH/s by the end of 2025
•	Expands Riot’s operating footprint into Kentucky with an experienced on-the-ground management team

CASTLE ROCK, COLO. / Globe Newswire / July 23, 2024 / Riot Platforms, Inc. (NASDAQ: RIOT) (“Riot” or “the Company”), an industry leader in vertically integrated Bitcoin mining, is pleased to announce that it has acquired Block Mining, Inc. (“Block Mining”), a Kentucky-based vertically integrated Bitcoin miner, for total consideration at closing of $92.5 million.  Riot paid the purchase price through $18.5 million of cash from its balance sheet plus $74 million of Riot common stock. Additional consideration, up to a maximum of $32.5 million, can be earned by Block Mining through 2025 through the execution of additional power purchase agreements to add additional power capacity.  The acquisition of Block Mining immediately increases Riot’s hash rate, expands Riot’s footprint geographically, and provides exposure to additional energy markets outside of ERCOT. For additional details about this transaction, please refer to the investor presentation on Riot’s website. [link]

Block Mining is a vertically integrated Bitcoin miner consisting of two operational sites, both in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. Of the existing and operational 60 MW, 23 MW are currently being used for self-mining, 19 MW are vacant and available for immediate miner deployment, and 18 MW are contracted by Bitcoin mining tenants under hosting agreements. Approximately 8 MW of the 18 MW of contracted hosting agreements have change of control provisions and will be available for self-mining by Riot in 60-90 days. Riot intends to further expand Block Mining’s two sites, targeting 110 MW for self-mining operations by the end of 2024. Additionally, Block Mining owns a greenfield expansion opportunity also in Kentucky, adjacent to an existing substation, presenting an opportunity to develop 60 MW and with potential to expand to 150 MW.

Block Mining is a capital efficient developer and operator of Bitcoin mining facilities with an experienced management team that will add to Riot’s ability to execute on its leading vertically integrated strategy. The team will remain in place to operate existing assets in Kentucky and drive expansion by leveraging strong local relationships, access to Riot’s balance sheet and its long-term fixed price hash rate agreement with MicroBT.

Block Mining’s sites are serviced by various power companies including the Tennessee Valley Authority (TVA) and Big Rivers Electric Corporation in the Midcontinent Independent System Operator (“MISO”) region. MISO facilitates one of the world’s largest energy markets and offers four demand response programs allowing users to employ a sophisticated power strategy. Block Mining can expand its operating capacity up to 110 MW under existing agreements and has identified a pipeline that could bring operations in Kentucky to an aggregate of over 300 MW across three sites, subject to executing requisite PPAs.

"The acquisition of Block Mining marks a significant milestone for Riot as we continue to expand our growth pipeline," said Jason Les, CEO of Riot. "This transaction allows us to diversify our operations nationally and accelerate Block Mining’s expansion in Kentucky. With a combined 60 MW of existing developed capacity, and a pipeline to rapidly scale to over 300 MW, this acquisition expands our operations and further enhances our path towards our growth target of 100 EH/s. The acquisition of Block Mining also diversifies Riot geographically into new power markets and brings onboard a proven operating team. We are excited to welcome the talented Block Mining team to Riot and look forward to working together to execute on these new expansion opportunities in Kentucky."

“In assessing potential acquisition partners, it became evident that Riot Platforms not only shares our vision for an energy-efficient Bitcoin miner, but also a complementary culture that values teamwork, creativity, and a relentless pursuit of excellence,” said Michael Stoltzner, CEO and Co-founder of Block Mining. “Together, we are excited to leverage our collective strengths and expertise to build Bitcoin-first data centers that will propel us to the forefront of the industry.

“This partnership presents a unique opportunity for Riot to expand geographically in a cost-effective manner, tapping into new energy markets in the great state of Kentucky. By combining our resources and knowledge, we are confident in our ability to scale operations efficiently and sustainably, while delivering value to Riot shareholders. As we embark on this transformative journey, we are filled with excitement and optimism for what Block Mining brings to the Riot family. The Block Mining team, led by Erik Ellingson, Jeremy Witten and I look forward to working closely with the talented team at Riot to push the boundaries of what is possible and to lead the way in shaping the digital landscape of tomorrow.”

Transaction Details

A total purchase consideration of $18.5 million in cash was paid in connection with the closing of the transaction plus Riot common stock equal to $74 million based on the volume weighted average share price (VWAP) of Riot common stock over the 20-trading-day period ending on July 18th, 2024.  In addition, the sellers may be entitled to receive additional earn-out payments subject to the satisfaction of certain milestones related to executing the identified pipeline for the 2024 and 2025 calendar years.

Advisors and Counsel

Stifel acted as exclusive financial advisor to Riot, and Greenberg Traurig, LLP served as legal counsel to Riot. XMS Capital Partners, LLC acted as exclusive financial advisor to Block Mining, and Winston & Strawn LLP served as legal counsel to Block Mining.

About Riot Platforms, Inc.

Riot’s (NASDAQ: RIOT) vision is to be the world’s leading Bitcoin-driven infrastructure platform.  Our mission is to positively impact the sectors, networks, and communities that we touch. We believe that the combination of an innovative spirit and strong community partnership allows the Company to achieve best-in-class execution and create successful outcomes.

Riot is a Bitcoin mining and digital infrastructure company focused on a vertically integrated strategy. The Company has Bitcoin mining operations in central Texas and Kentucky, and electrical switchgear engineering and fabrication operations in Denver, Colorado.

For more information, visit www.riotplatforms.com.

Safe Harbor

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements rely on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the benefits of acquisitions, including financial and operating results, and the Company’s plans, objectives, expectations, and intentions. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements include, but are not limited to: unaudited estimates of Bitcoin production; our future hash rate growth (EH/s); the anticipated benefits, construction schedule, and costs associated with the Corsicana site expansion; our expected schedule of new miner deliveries; the impact of weather events on our operations and results; our ability to successfully deploy new miners; the variance in our mining pool rewards may negatively impact our results of Bitcoin production; megawatt (“MW”) capacity under development; we may not be able to realize the anticipated benefits from immersion cooling; the integration of acquired businesses may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from our acquisitions; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding the factors identified by the Company’s management which they believe may cause actual results to differ materially from those expressed or implied by such forward-looking statements in this press release may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this press release are made only as of the date of this press release, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this press release are cautioned not to place undue reliance on such forward-looking statements.

Investor Contact:
Phil McPherson
303-794-2000 ext. 110
IR@Riot.Inc

Media Contact:
Alexis Brock
303-794-2000 ext. 118

PR@Riot.Inc